flyExclusive Announces $25 Million Equity Investment
Capital to fund flyExclusive’s working capital, including aircraft acquisition plans

KINSTON, NC (March 5, 2024) – flyExclusive, Inc. (NYSEAMERICAN: FLYX) (“flyExclusive” or the “Company”) a provider of premium private jet charter experiences, today announced that it has entered into a securities purchase agreement with an investment vehicle managed by EnTrust Global (“the Investor”) pursuant to which the Investor purchased 25,000 shares of Series A Non-Convertible Redeemable Preferred Stock, par value of $0.0001 per share (the “Series A Preferred Stock”), at a purchase price of $1,000 per share. The Company received approximately $25 million in cash proceeds in connection with the transaction, which closed on March 4, 2024 (the “Issue Date” or “Effective Date”).

“We’re thrilled to expand our relationship with EnTrust Global, a partner that recognizes the significant opportunity flyExclusive has to become the nation’s first vertically integrated private aviation company,” said Jim Segrave, Founder and CEO of flyExclusive. “Expanding our fleet will allow us to further build out our fractional program and bring greater reliability and convenience to our customers.”

The Series A Preferred Stock accrues dividends beginning on the Issue Date and ending on the first-year anniversary of the Issue Date at 10.00% per annum, at 12.00% per annum for the second year, at 14.00% per annum for the third year and at 16.00% per annum for the fourth year and thereafter. The dividends will compound annually for the first two years. On the third annual dividend payment date, the Company must pay at least 43% of the dividends in cash, and on each subsequent annual dividend payment date the Company must pay 100% of the dividends in cash. After the first-year anniversary of the Issue Date, flyExclusive may elect to redeem all or a portion of the outstanding shares of Series A Preferred Stock, or any portion thereof, for cash at a redemption price per share as detailed in the Series A Certificate of Designation. After the fifth-year anniversary of the Issue Date, each holder of the Series A Preferred Stock may elect to require the Company to redeem all or a portion of its outstanding shares of Series A Preferred Stock for cash at a redemption price per share as detailed in the Series A Certificate of Designation. The Series A Preferred Stock is generally not entitled to any vote but holds certain consent rights as described in the Series A Certificate of Designation. If voting is required by applicable law or otherwise, each holder of Series A Preferred Stock will be entitled to one vote per share.
On the Effective Date, flyExclusive also issued the Investor a warrant, granting the Investor the right to purchase shares of the Company’s Class A common stock (“Common Stock”) in an aggregate amount equal to 1.5% of the Company’s outstanding Common Stock on a fully diluted basis (the “Share Count Cap”), calculated in accordance with the terms of the Warrant, at an exercise price of $0.01 per share (the “Warrant”). The Warrant is not exercisable until the second anniversary of its issuance, at which time only one half of the Share Count Cap may be purchased. Beginning on the third anniversary of the issuance, 100% of the Share Count Cap may be purchased. The Warrant expires on the fifth anniversary of the Effective Date and may not be exercised for a number of shares of Common Stock having an aggregate value in excess of $11,250,000, calculated in accordance with the terms of the Warrant.
About flyExclusive
flyExclusive is a vertically integrated, FAA-regulated operator of private jet experiences offering customers on-demand charter, Jet Club, and fractional ownership services to destinations across the globe. flyExclusive has one of the world’s largest fleets of Cessna Citation aircraft, and it operates a combined total of approximately 100 jets, ranging from light to large cabin sizes. The company manages all aspects of the customer experience, ensuring that every flight is on a modern, comfortable, and safe aircraft. flyExclusive’s in-house repair station, including paint, interiors, and avionics capabilities, are provided from its campus headquarters in Kinston, North Carolina. To learn more, visit www.flyexclusive.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: the potential dilution of stock ownership by our capital raising efforts; the ability of the Company to repay its debt; management of growth; the outcome of any legal proceedings; the ability to maintain the listing of the Company’s securities on a national securities exchange; volatility of the price of the Company’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which flyExclusive operates, variations in operating performance across competitors, changes in laws and regulations affecting flyExclusive’s business; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; and the risk of downturns and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of flyExclusive’s registration statement on Form S-1 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Media Contact: Jillian Wilson, Marketing Specialist
media@flyexclusive.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications
investors@flyexclusive.com